Exhibit 99

News Release

Investor Contact:	Media Contact:

Bev Fleming 312-444-7811 Beverly_Fleming@ntrs.com	Doug Holt 312-557-1571 Doug_Holt@ntrs.com

Northern Trust Announces $750 Million Equity Offering,

Plan for $500 Million of Senior Notes

Chicago, April 27, 2009 – Northern Trust Corporation (Nasdaq: NTRS), a multibank holding company, announced today that it has commenced a public offering of $750 million of its common stock for sale to the public.

Additionally, Northern Trust announced that it intends to offer approximately $500 million in original principal amount of senior notes in a registered public offering. The consummation of the common stock offering is not conditioned upon the concurrent consummation of the offering of notes, and vice versa.

Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated will serve as joint bookrunning managers for the equity transaction, with co-manager UBS Investment Bank. The underwriters will have a 30-day option to purchase up to an additional 15 percent of the offered amount of common stock from Northern Trust.

Northern Trust has been consulting with its regulators, including discussing Northern Trust’s own internal capital evaluation, and intends to use the capital raised, plus additional resources, to redeem all the Preferred Stock and repurchase the Warrant issued and sold to the U.S. Treasury as part of the TARP Capital Purchase Program.

“We are pleased to take these actions to enhance our already strong capital position,” Northern Trust President and Chief Executive Officer Frederick H. Waddell said. “These steps will position Northern Trust to redeem Capital Purchase Program funds when permitted by regulators, while also strengthening our ability to pursue compelling growth opportunities.”

A registration statement relating to the common stock has been filed and is effective.

This news release may be deemed to include forward-looking statements, such as statements that relate to the common stock offering and the planned offering of notes and whether or not Northern Trust will consummate the offerings. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2008 Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

Northern Trust has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the equity offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Northern Trust has filed with the Securities and Exchange Commission for more complete information about Northern Trust and the equity offering.

These documents are available for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, a copy of a prospectus for the equity offering may be obtained from either: Goldman, Sachs & Co., Attention: Prospectus Department, 85 Broad Street, New York, NY 10004, telephone: 212-902-1171 or 866-471-2526, fax: 212-902-9316, email: Prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. Incorporated, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York, 10014, telephone (866) 718-1649, or by e-mailing prospectus@morganstanley.com.

About Northern Trust

Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of investment management, asset and fund administration, fiduciary and banking solutions for corporations, institutions and affluent individuals worldwide. Northern Trust, a financial holding company based in Chicago, has a network of 85 offices in 18 U.S. states and has international offices in 15 locations in North America, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2009, Northern Trust had assets under custody of US$2.8 trillion, and assets under investment management of US$522.3 billion. Northern Trust, founded in 1889, has earned distinction as an industry leader in combining exceptional service and expertise with innovative products and technology.

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